UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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HUDSON PACIFIC PROPERTIES

SUPPLEMENTAL EXECUTIVE COMPENSATION AND PERFORMANCE SUMMARY

APRIL 2016

FORWARD LOOKING STATEMENTS

This presentation may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, one can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond Hudson Pacific Properties’ (“Hudson Pacific” or the “Company”) control that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, Hudson Pacific disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in Hudson Pacific’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission, or SEC, on February 26, 2016, and other risks described in documents subsequently filed by the Company from time to time with the SEC.

HUDSON PACIFIC TODAY

Premier West Coast office REIT focused on acquiring, developing and operating a portfolio of best-in-class assets in high-barrier, high-growth markets

- NYSE symbol: HPP; $6.4 billion total market capitalization[1]
- Los Angeles headquarters, regional offices in San Francisco, Silicon Valley and Seattle
- Vertically-integrated operating platform
- Long-term holder, focused on growth
- Committed to building/maintaining highest-quality portfolio
- Flexible, conservative balance sheet and capital strategy
- Track record of success

Equity Market Capitalization[1]	Total Enterprise Value[1]	Net Debt / Total Enterprise Value[1]	Properties	Square Feet[2]
$4.1B	$6.4B	35.0%	56	17.6M

1) Amounts based on $28.14 closing share price as of 12/31/15.
2) Square footage includes office, studio and land assets as of 12/31/15.



EXPLANATORY NOTE

- Hudson Pacific Properties, Inc. (the “Company”) has provided these supplementary materials to further demonstrate our strong link between pay and performance under the Company’s named executive officer 2015 compensation program, as originally described in the Company’s proxy statement filed with the Securities and Exchange Commission on April 1, 2016.
- Our executive compensation program emphasizes pay-for-performance and aligns our executives’ interests with those of our stockholders, with approximately 87% of our CEO’s total direct compensation variable and at-risk, subject to the achievement of Company and individual performance goals.
- Our long-term equity award program has been and continues to be a substantial component of our executive compensation program, utilizing annual restricted stock awards for employee retention and alignment with stockholders and multi-year performance awards that motivate our executives to increase long-term stockholder value.
- The Company encourages its stockholders to consider supplementary materials when casting their vote. These supplementary materials may be distributed in the future to certain of the Company’s stockholders or be used for other purposes.
- We are asking for your support at the Annual Meeting by voting in accordance with the recommendations of our Board of Directors on all proposals, including Proposal No. 3, Advisory Approval of Executive Compensation (“Say-On-Pay Vote”).

STOCKHOLDER ENGAGEMENT

- As a result of our responsiveness to stockholder feedback received in 2014, our 2015 Say-on-Pay vote received overwhelming support with 96% of votes cast in favor of the proposal, which we believe affirms our stockholders' support of our approach to our executive compensation program.
- Changes made in response to stockholder feedback in 2014 included:
  - ***New Formulaic Cash Bonus Program:*** Beginning in 2014, our annual cash bonus program has been redesigned for all named executive officers to be calculated based on the achievement of pre-determined performance goals relating to funds from operations ("FFO") per share, stabilized office portfolio leased percentage and 12-month TSR goals, which represent 80% of the potential payout for each named executive officer. The remaining 20% is determined at the discretion of the Compensation Committee based on the achievement of qualitative performance objectives set forth in our annual business plan and individual performance.
  - ***Amended Employment Agreements:*** In June 2014, we entered into new employment agreements with our named executive officers, which include several stockholder-friendly enhancements such as modifying the severance calculation to be based on the average bonus (rather than the highest bonus) over the two (rather than three) preceding years and no longer providing for a severance payment upon non-renewal of the employment agreement. On pages 39 and 42 of our proxy statement, we have provided a description of the employment agreements entered into in June 2014.
  - ***Adoption of anti-pledging and anti-hedging policies:*** In 2015, the Company adopted an anti-pledging policy that restricts directors and executive officers from engaging in any transaction that might allow them to gain from declines in the Company's securities, as well as a policy prohibiting the pledging of Company stock for personal loans.
- Following a strong outcome in connection with our 2015 Say-on-Pay Vote, we continue to proactively monitor and review our executive compensation program in an effort to maintain a program that includes best practices and directly ties pay to performance.

STRONG OPERATIONAL 2015 PERFORMANCE

- ***Delivered strong financial results.*** Successfully outperformed FFO consensus estimates with 2015 FFO per diluted share (as defined under applicable performance criteria) equal to $1.66, which represents a 43% increase over 2014 and is well above the goals established in early 2015.
- ***Achieved strong leasing results.*** Achieved a stabilized office portfolio lease rate in excess of 95% as of December 31, 2015 (based on stabilized office portfolio held for full fiscal year).
- ***Acquisition and Integration of Equity Office Properties Portfolio ("EOP Acquisition").*** Successfully acquired and integrated the assets related to the EOP Acquisition, including training 150 employees.
- ***Leasing Goals.*** Successfully completed 1.6 million square feet of new and renewal leases.
- ***Increased Dividend Payouts.*** Increased our quarterly dividend from $0.125 to $0.200 per common share, representing a 60% increase.
- ***Long-Term Superior Total Stockholder Return Performance.*** While the Company generated a negative 4.55% TSR for the one-year period ended December 31, 2015, we believe that true value creation produced from an investment in real estate should be assessed over a long-term horizon. For the three-year period ended December 31, 2015, the Company's TSR was 42.18% and exceeded the SNL Equity REIT index and the SNL Office Index by 6.29 and 6.76 percentage points, respectively. For the five-year period ended December 31, 2015, the Company's TSR was 112.18% and exceeded the SNL Equity REIT Index and the SNL Office Index by 35.17 and 58.13 percentage points, respectively.

Information disclosed on pages 17-18 of our 2016 Proxy Statement

EOP ACQUISITION DEAL HIGHLIGHTS & HPP TRANSFORMATION

- 26 high-quality office assets; ~8.2M SF + 2 development sites (another 1.1M SF)
- $3.5B acquisition price as of Dec '14 deal announcement:
- Cash funding from:
  - ~$500M in proceeds from JV and dispositions and Jan '15 equity offering
  - $1.3B in new unsecured term loans ($800M fully pre-payable w/o penalty)

Equity Market Cap	**Q3 '14 (Pre-Announcement)**	**Q2 '15 (Post-Closing)**
Total Market Cap	$2.8	$6.4B
Debt/Total Market Cap	$32.9%	33.0%
Properties (Incl. Land)	33	62
SF (Incl. Land)	8.2M	17.5M
Geography by SF (Incl. Land)		

Seattle 14.6%
San Francisco 29.5%
Los Angeles 56.0%

SF Peninsula 19.6%
San Francisco 13.9%
Los Angeles 25.9
Silicon Valley 33.3%
Seattle 6.9%

Hudson Pacific Properties | Blackstone

STRONG TOTAL STOCKHOLDER RETURN

Our performance has generated above-market returns for our stockholders. We have outperformed peers with a 42% absolute return and 112% absolute return over the three-year and five-year periods ended December 31, 2015, respectively.

Five-Year Return on $100 Investment



$250
$200
$150
$100
$50
$-
12/31/10
12/31/11
12/31/12
12/31/13
12/31/14
12/31/15
Hudson Pacific Properties
Peer Group Average
SNL U.S. Equity REIT
SNL U.S. Office REIT

Three-Year Total Shareholder Return



50%
40%
30%
42%
40%
36%
35%
Hudson Pacific Properties
Peer Group Average
SNL Equity REIT Index
SNL Office Index

Five-Year Total Shareholder Return



120%
80%
40%
0%
112%
77%
60%
54%
Hudson Pacific Properties
SNL Equity REIT Index
Peer Group Average
SNL Office Index

Information disclosed on page 25 of our 2016 Proxy Statement

2015 EXECUTIVE COMPENSATION HIGHLIGHTS

Strong approval of our 2015 "say-on-pay vote."	• Over 96% of the votes cast on the 2015 "say-on-pay vote" were voted in favor of the proposal. Following this strong outcome, we continue to proactively monitor and review our executive compensation program in an effort to maintain a program that includes best practices and directly ties to performance
Change in CEO pay for 2015	• CEO's total direct compensation for 2015 decreased by 2% compared to 2014 (excluding the one-time special retention award) • Decrease is attributed to the underperformance of the Company's stock price in 2015
Variable pay linked to performance	• Excluding the one-time retention awards described below, 87.2% of our CEO's total direct compensation and 79.3% of our other Named Executive Officers' ("NEOs"") total direct compensation was variable and subject to the achievement of Company and individual performance goals • Of this variable compensation, approximately 20.0% of the NEOs' 2015 total direct compensation continues to be at-risk and subject to forfeiture based on rigorous absolute and relative TSR goals (Outperformance Plan)
Continued use of a formulaic cash bonus program	• 80% of cash bonus opportunity is based on pre-determined performance goals (FFO per share, stabilized office portfolio leased percentage and 12-month TSR) • 20% of cash bonus opportunity is determined at the discretion of the Compensation Committee based on achievement of qualitative individual and Company performance objectives
Mandatory holding period for equity	• Restricted shares granted to NEOs include a 2-year mandatory holding period beyond the vesting date
Annual performance program award	• Annual outperformance awards that are earned based on our achievement of Company TSR, which exceeds both rigorous absolute and relative TSR hurdles over a 3-year performance period • 50% of payout remains subject to an additional vesting period for up to 2 years following the performance period
One-time special retention awards	• Granted December 2015 in connection with new employment agreements for Messrs. Coleman, Lammas, Vouvalides and Barton to ensure the success of HPP following the EOP Acquisition, which increased our enterprise value to over $6.5 billion, making us one of the largest owners of West Coast office properties • 50% vests based on the achievement of significant annual or cumulative absolute and relative TSR goals over a 4-year period • 50% vests based on the executive's continued employment over the same 4-year term of the amended employment agreements • Not intended to be a recurring element of compensation • Granted to ensure management generates industry-leading returns for stockholders and to solidify and retain our management team during a highly transitional period

Information disclosed on page 25 of our 2016 Proxy Statement

EXECUTIVE COMPENSATION GOVERNANCE HIGHLIGHTS

What We Do	***What We Do Not Do***
✓ Executive compensation program designed to align pay with performance	X NO excessive perquisites or other benefits
✓ Conduct an annual say-on-pay vote	X NO single-trigger change-in-control provisions in any employment agreements
✓ Robust stock ownership guidelines	X NO excise tax gross-ups for any executive officers under Section 280G of the Internal Revenue Code of 1986
✓ Formulaic cash bonuses, with capped payouts	X NO guaranteed cash incentives, equity compensation or salary increases for NEOs
✓ Equity is the most significant percentage of compensation	X NO hedging or derivative transactions involving our securities
✓ Mandatory 2-year holding/no-sell period on stock awards after the time-based vesting requirements have elapsed	X NO pledging of any of our securities
✓ At-risk performance equity tied to future absolute and relative TSR performance	X NO dividends or distributions on unearned equity awards subject to performance-based vesting
✓ Retain an Independent Compensation Consultant	
✓ Employ a clawback policy	
✓ 3-year performance periods on certain equity awards to encourage long-term strategic planning	

Information disclosed on pages 24, 30 and 32-37 of our 2016 Proxy Statement

2016 OUTPERFORMANCE PLAN

Rewards our executive officers only upon the creation of significant stockholder value above absolute and relative TSR hurdles over a three-year measurement period.

KEY FEATURES	DESCRIPTION	OBJECTIVE
Maximum Plan Value	▪ $17.5 million – 2016 Plan (17 Participants)	Discourages excessive risk-taking by limiting the payout
Performance/ Vesting Period	▪ 3-year performance period ▪ Up to 2 additional years of time-based vesting on 50% of any earned units	Promotes value creation over a long-term period
Absolute TSR Component	▪ 3% of the TSR value created in excess of 27% (9% per annum)	Rewards executives only after our stockholders receive a strong return
Relative TSR Component	▪ 3% of the TSR value created in excess of the SNL Equity REIT Index ▪ Negative Relative TSR Component reduces Absolute TSR Component if underperform the Index by more than 900 bps (or 300 bps per annum)	Lowers payout for an increase in stockholder value while underperforming peers
Scale-Back Feature	▪ Ratable sliding scale low return factor with 100% payout of the award for 21% and 0% payout of the award for TSR of 0% of less	Ensures no reward for outperforming peers yet providing a negative return to stockholders

Information disclosed on pages 32-36 of our 2016 Proxy Statement

2015 ONE TIME SPECIAL RETENTION AWARD

In December 2015, the Compensation Committee granted special one-time grants of time-based restricted stock and performance-based RSU awards to certain NEOs. These retention awards are not intended to be a recurring component of compensation.

Compensation Committee's Rationale

1. Promote the Company's retention and succession planning objectives
2. Solidify and retain effective leadership during a highly transitional period at the Company, with the ongoing integration of the EOP portfolio
3. Reinforce a pay-for-performance pay philosophy that aligns the interests of these executives with those of stockholders

Terms of Award

Performance-Based RSUs

- 50% of the award is eligible to vest ratably over four years based on TSR performance, thus aligning the interests of executives with those of stockholders
- Must achieve either (a) annual TSR equal to at least 7% or (b) TSR that exceeds the TSR for the MSCI US REIT Index; in addition, will vest in full if achieve a cumulative four-year total shareholder return equal to at least 28%

Time-Based Restricted Stock

- 50% of the award includes a four-year vesting period subject to the executive's continued employment over the same term of the amended employment agreements

1. ONE-TIME AWARD:

Victor J. Coleman – Chief Executive Officer and President

Granted 176,304 shares

Granted as 88,152 Time-Based Shares

Granted as 88,152 Performance-Based Shares

Information disclosed on pages 35-36 of our 2016 Proxy Statement

CEO COMPENSATION STRUCTURE

Our compensation program is primarily focused on driving sustained stockholder value creation over the long-term while achieving the appropriate balance between risk and reward so that we do not incentivize unnecessary or excessive risk taking.

Chief Executive Officer Total Compensation Pay Mix (1)



Salary
12.8%
Cash Bonus
20.4%
Time-Based
Restricted Stock
46.5%
At-Risk Performance
Awards (20.3%)
Variable Incentive Pay (87.2%)
Outperformance
Plan
20.3%

(1) Does not factor in the retention awards, as they are not a recurring component of our CEO's annual compensation package.

CEO Compensation

- Approximately **87% is variable**
- Approximately **41% continues to be at-risk** of forfeiture based on prospective TSR and financial performance
- Approximately **47% is subject a 2-year holding/no-sell period following the 3-year vesting period** to support retention and subject the CEO to the same market fluctuations as our stockholders

Information disclosed on pages 27-28 of our 2016 Proxy Statement

CEO 2011 – 2015 COMPENSATION OVERVIEW


HPP Avg: $5.0mm versus Peer Avg: $5.2mm
2011-2015 HPP Avg: $5.0mm
Total Direct Compensation
Return on a $100 Investment (TSR)
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
$250.00
$200.00
$150.00
$100.00
$50.00
$-
Peer Avg. $4.3mm
Peer Avg. $5.1mm
Peer Avg. $5.2 mm
Peer Avg. $6.3 mm
$3.0 Total
$4.2 Total
$4.2 Total
$4.8 Total
$8.8 Total
2011
2012
2013
2014
2015
Salary
Annual Cash Incentives
Time-Based Restricted Stock
Outperformance Plan
HPP Average CEO Comp: $5.0mm

NOTE:
1) Peers represent companies listed in HPP's proxy for the indicated year.
2) 2015 Peer Average is excluded since all companies have yet to file their 2016 Proxy statements disclosing actual 2015 compensation (as of April 1, 2016).

Information disclosed on pages 27-28 of our 2016 Proxy Statement

CONCLUSION

We urge stockholders to review our 2016 Proxy Statement, including the Compensation Discussion and Analysis, and form their own opinions as to the reasonableness and appropriateness of our CEO's compensation when evaluating our pay-for-performance.

If you have any questions, comments or would like additional information, please contact Mark Lammas, our Chief Operating Officer, Chief Financial Officer and Treasurer at (310) 445-5702

Your vote is important. We urge you to vote **FOR** all director nominees (Proposal No. 1), ratification of Ernst & Young (Proposal No. 2) and the advisory vote to approve the compensation to our named executive officers in 2015 (Proposal No. 3).

APPENDIX



ISS PEER GROUP VS. HPP PEER GROUP

The companies within our 2015 peer group are based on the following parameters:

- Implied equity market capitalizations ranging from approximately 0.5x to 2.5x the size of HPP
- Primarily consists of office sector REITs that invest in Class "A" space in high barrier-to-entry markets
- Includes select diversified REITs that own a large office portfolio and are comparable in size and executive team membership
- Includes select California-based REITs with whom HPP competes for talent
- The overall composite of the peer group should be constructed so that HPP is at the approximate 50th percentile in terms of implied equity market capitalization

Within HPP's 2015 Peer Group, it ranks at approximately the median in all size comparisons as follows:

- Implied Equity Market Capitalization: **41st Percentile**
- Total Enterprise Value: **41st Percentile**
- Total Assets: **56th Percentile**

Many of the companies in the ISS Peer Group are not appropriate based on the following:

❖ Indicates a company that is smaller than 0.5x the size of HPP in terms of implied equity market cap

❑ Indicates a company that does not own a large office portfolio

The ISS Peer Group places HPP meaningfully above the median of the peer group in all size comparisons as follows:

- Implied Equity Market Capitalization: **89th Percentile**
- Total Enterprise Value: **89th Percentile**
- Total Assets: **88th Percentile**

ISS and Company Disclosed Peer Groups

HPP 2015 Peers	- Alexandria Real Estate Equities, Inc.	- Equity Commonwealth
	- BioMed Realty Trust	- Highwoods Properties, Inc.
	- Columbia Property Trust, Inc.	- Liberty Property Trust
	- Digital Realty Trust, Inc.	- Paramount Group, Inc.
	- Douglas Emmet, Inc.	- Parkway Properties
	- Duke Realty Corporation	- Piedmont Office Realty Trust, Inc.
	- Empire State Realty Trust, Inc.	
Shared Peers	- Cousins Properties Incorporated	- Kilroy Realty Corporation
ISS 2015 Selected Peers	❑ American Assets Trust, Inc.	❑ First Industrial Realty Trust, Inc.
	- Brandywine Realty Trust	❖ First Potomac Realty Trust
	❖ Cedar Realty Trust, Inc.	❑ LTC Properties, Inc.
	❑ CoreSite Realty Corporation	❑ Medical Properties Trust, Inc.
	- Corporate Office Properties Trust	❑ Retail Opportunity Investments Corp.
	❑ DCT Industrial Trust, Inc.	❖ Sabra Health Care REIT, Inc.
	❖ EastGroup Properties, Inc.	❖ STAG Industrial, Inc.
	❖ Excel Trust, Inc.	❖ Washington Real Estate Investment Trust

Information disclosed on page 31 of our 2016 Proxy Statement

2016 PAY-FOR-PERFORMANCE EVALUATION

Our CEO's compensation is appropriately aligned with our performance utilizing the ISS pay-for-performance model but substituting the ISS peer group with HPP's selected peer group, which is more consistent with our size and structure.

Test	Description	Results	Concern Level
Relative Degree of Alignment	• TSR and Total CEO pay rankings are subtracted (TSR Ranking – CEO Pay Ranking) • ISS indicated that a -40% RDA percentage would be the parameter to identify medium concern on CEO Pay and a -50% degree of alignment would be the parameter identify a high concern on CEO pay	-22%	LOW
Multiple of Median	• Calculates our CEO's pay as a multiple of the median of HPP's Executive Compensation Peer Group • ISS has identified a 2.13 multiple as "medium" concern and a 3.33 multiple as a "high" concern	1.99	LOW
Pay-TSR Alignment	• Quantifies the relationship between the rate of change of our CEO's pay as compared to our TSR performance over the prior 5 years • ISS identified a -20 correlation as a "medium" concern and a -35 as a "high" concern.	-1%	LOW


HUDSON
PACIFIC
PROPERTIES